Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2023 Fourth Quarter and Year-End Results
Richmond, VA, February 15, 2024 - Kinsale Capital Group, Inc. (NYSE: KNSL) reported net income of $103.4 million, $4.43 per diluted share, for the fourth quarter of 2023 compared to $67.2 million, $2.90 per diluted share, for the fourth quarter of 2022. Net income was $308.1 million, $13.22 per diluted share, for the year ended December 31, 2023 compared to $159.1 million, $6.88 per diluted share, for the year ended December 31, 2022. For both the fourth quarters of 2023 and 2022, the impact on net income related to catastrophes was negligible. For the years ended December 31, 2023 and 2022, net income included after-tax catastrophe losses of $3.6 million and $21.0 million, respectively.
Net operating earnings(1) were $90.3 million, $3.87 per diluted share, for the fourth quarter of 2023 compared to $60.3 million, $2.60 per diluted share, for the fourth quarter of 2022. Net operating earnings(1) were $291.4 million, $12.50 per diluted share, for the year ended December 31, 2023 compared to $180.4 million, $7.80 per diluted share, for the year ended December 31, 2022.
Highlights for the fourth quarter of 2023 included:
•Net income increased by 53.7% compared to the fourth quarter of 2022
•Net operating earnings(1) of $90.3 million increased by 49.6% compared to the fourth quarter of 2022
•Gross written premiums increased by 33.8% to $395.2 million compared to the fourth quarter of 2022
•Net investment income increased by 71.2% to $30.4 million compared to the fourth quarter of 2022
•Underwriting income(2) was $84.8 million in the fourth quarter of 2023, resulting in a combined ratio(5) of 72.1%
Highlights for the full year of 2023 included:
•Net income increased by 93.6% compared to the full year of 2022
•Net operating earnings(1) of $291.4 million increased by 61.6% compared to the full year of 2022
•Gross written premiums increased by 42.3% to $1.6 billion compared to the full year of 2022
•Net investment income increased by 99.6% to $102.3 million compared to the full year of 2022
•Underwriting income(2) was $270.4 million for the year ended December 31, 2023, resulting in a combined(5) ratio of 75.4%
•Operating return on equity(7) was 31.8% for the year ended December 31, 2023
"We generated record growth and profitability in 2023 by executing our business plan and capitalizing on favorable E&S market conditions. These results demonstrate our ability to deliver exceptional shareholder returns as we continue to focus on disciplined underwriting and technology-enabled expense management. We are confident that the execution of our differentiated strategy provides an enduring competitive advantage," said Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $395.2 million for the fourth quarter of 2023 compared to $295.5 million for the fourth quarter of 2022, an increase of 33.8%. Gross written premiums were $1.6 billion for the year ended December 31, 2023 compared to $1.1 billion for the year ended December 31, 2022, an increase of 42.3%. Growth in gross written premiums during the fourth quarter and year ended December 31, 2023 over the same periods last year reflected strong submission flow from brokers and a favorable pricing environment.

Underwriting income(2) was $84.8 million, resulting in a combined ratio of 72.1%, for the fourth quarter of 2023, compared to $59.5 million, and a combined ratio of 73.1% for the same period last year. The increase in underwriting income(2) for the fourth quarter of 2023 was due to a combination of premium growth, rate increases, favorable loss experience, lower net commissions and scale. Loss(3) and expense(4) ratios were 52.2% and 19.9%, respectively, for the fourth quarter of 2023 compared to 51.3% and 21.8% for the fourth quarter of 2022. Favorable development of reserves from prior accident years was $7.2 million, or 2.3 points, for the fourth quarter of 2023, and $7.0 million, or 3.2 points, for the fourth quarter of 2022.
Underwriting income(2) was $270.4 million, resulting in a combined ratio of 75.4%, for the year ended December 31, 2023, compared to $175.5 million, and a combined ratio of 78.5% for the prior year. The increase in underwriting income(2) for the year ended December 31, 2023 was due to a combination of premium growth, rate increases, favorable loss experience and lower net commissions. Loss(3) and expense(4) ratios were 54.6% and 20.8%, respectively, for the year ended December 31, 2023 compared to 56.3% and 22.2%, respectively, for the year ended December 31, 2022. The loss ratios included current accident year catastrophe losses of $4.6 million, or 0.4 points, for the year ended December 31, 2023 and $26.6 million, or 3.3 points, for the year ended December 31, 2022. Favorable development of reserves from prior accident years was $35.8 million, or 3.2 points, for the year ended December 31, 2023 and $35.9 million, or 4.4 points, for the year ended December 31, 2022.
Summary of Operating Results
The Company’s operating results for the three months and year ended December 31, 2023 and 2022 are summarized as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands)
Gross written premiums	$395,216	$295,467	$1,568,815	$1,102,092
Ceded written premiums	(88,937)	(53,397)	(304,185)	(165,282)
Net written premiums	$306,279	$242,070	$1,264,630	$936,810

Net earned premiums	$296,831	$216,140	$1,072,537	$794,119
Fee income	6,998	5,241	27,026	19,604
Losses and loss adjustment expenses	158,591	113,580	600,219	457,913
Underwriting, acquisition and insurance expenses	60,403	48,297	228,970	180,322
Underwriting income(2)	$84,835	$59,504	$270,374	$175,488

Loss ratio(3)	52.2%	51.3%	54.6%	56.3%
Expense ratio(4)	19.9%	21.8%	20.8%	22.2%
Combined ratio(5)	72.1%	73.1%	75.4%	78.5%

Annualized return on equity(6)	41.1%	39.4%	33.6%	22.0%
Annualized operating return on equity(7)	35.9%	35.4%	31.8%	25.0%
(1)     Net operating earnings is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(2)    Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3)    Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.

(4)    Expense ratio, expressed as a percentage, is the ratio of underwriting, acquisition and insurance expenses to the sum of net earned premiums and fee income. Prior periods have been revised to conform to the current period's presentation.
(5)    The combined ratio is the sum of the loss ratio and expense ratio as presented. Calculations of each component may not add due to rounding. Prior periods have been revised to conform to the current period's presentation.
(6)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(7)    Annualized operating return on equity is net operating earnings (a non-GAAP financial measure) expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three months and year ended December 31, 2023 and 2022:

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$165,351	54.4%	$120,212	54.3%
Current accident year - catastrophe losses	407	0.1%	405	0.2%
Effect of prior accident year development	(7,167)	(2.3)%	(7,037)	(3.2)%
Total	$158,591	52.2%	$113,580	51.3%

	Year Ended December 31, 2023		Year Ended December 31, 2022
	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income	Losses and Loss Adjustment Expenses	% of Sum of Earned Premiums and Fee Income
Loss ratio:	($ in thousands)
Current accident year	$631,407	57.4%	$467,182	57.4%
Current accident year - catastrophe losses	4,586	0.4%	26,618	3.3%
Effect of prior accident year development	(35,774)	(3.2)%	(35,887)	(4.4)%
Total	$600,219	54.6%	$457,913	56.3%

Investment Results
Net investment income was $30.4 million in the fourth quarter of 2023 compared to $17.7 million in the fourth quarter of 2022, an increase of 71.2%. Net investment income was $102.3 million for the full year of 2023 compared to $51.3 million for the full year of 2022, and increase of 99.6%. These increases were driven by growth in the Company's investment portfolio generated primarily from the investment of strong operating cash flows since December 31, 2022 and higher interest rates relative to the prior year periods. Net operating cash flows were $859.8 million for the full year of 2023 compared to $557.8 million for the full year of 2022, an increase of 54.1%. The Company’s investment portfolio, excluding cash and cash equivalents, had a gross investment return(8) of 4.0% for the year ended December 31, 2023 compared to 3.0% for the year ended December 31, 2022. Funds are generally invested conservatively in high quality securities, including government agency, asset- and mortgage-backed securities, and municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 2.8 years and 3.5 years at December 31, 2023 and 2022, respectively. Cash and invested assets totaled $3.1 billion at December 31, 2023 compared to $2.2 billion at December 31, 2022.

(8)    Gross investment return is investment income from fixed-maturity and equity securities (and short-term investments, if any), before any deductions for fees and expenses, expressed as a percentage of average beginning and ending book values of those investments during the period.
Other
The effective tax rate for the year ended December 31, 2023 was 19.8%. The effective tax rate was lower than the federal statutory rate primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $1.1 billion at December 31, 2023, compared to $745.4 million at December 31, 2022. Book value per share was $46.88 at December 31, 2023 compared to $32.28 at December 31, 2022. Operating return on equity was 31.8% for the full year of 2023, an increase from 25.0% for the full year of 2022. This increase was primarily due to continued profitable growth from favorable E&S market conditions and rate increases.
Beginning in the second quarter of 2023, the Company reclassified policy fees to fee income and modified the definition of the loss and expense ratios to include fee income in the denominator of each ratio. Historically, these fees were presented as a reduction to underwriting, acquisition and insurance expenses. The Company has reclassified prior periods' results to conform to the current period's presentation.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the change in the fair value of equity securities, after taxes, net realized investment gains and losses, after taxes, and the change in allowance for credit losses on investments, after taxes. Management believes the exclusion of these items provides a useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.

For the three months and year ended December 31, 2023 and 2022, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	($ in thousands, except per share data)
Net operating earnings:
Net income	$103,387	$67,249	$308,093	$159,114
Adjustments:
Change in the fair value of equity securities, before taxes	(11,481)	(9,476)	(15,277)	27,723
Income tax expense (benefit) (1)	2,411	1,990	3,208	(5,822)
Change in fair value of equity securities, after taxes	(9,070)	(7,486)	(12,069)	21,901

Net realized investment (gains) losses, before taxes	(5,127)	344	(6,040)	(1,191)
Income tax expense (benefit) (1)	1,077	(72)	1,268	250
Net realized investment (gains) losses, after taxes	(4,050)	272	(4,772)	(941)

Change in allowance for credit losses on investments, before taxes	(12)	366	187	366
Income tax (benefit) expense (1)	3	(77)	(39)	(77)
Change in allowance for credit losses on investments, after taxes	(9)	289	148	289
Net operating earnings	$90,258	$60,324	$291,400	$180,363

Diluted operating earnings per share:
Diluted earnings per share	$4.43	$2.90	$13.22	$6.88
Change in fair value of equity securities, after taxes, per share	(0.39)	(0.32)	(0.52)	0.95
Net realized investment (gains) losses, after taxes, per share	(0.17)	0.01	(0.20)	(0.04)
Change in allowance for credit losses on investments, after taxes, per share	—	0.01	0.01	0.01
Diluted operating earnings per share(2)	$3.87	$2.60	$12.50	$7.80

Operating return on equity:
Average equity(3)	$1,005,297	$682,452	$916,141	$722,392
Annualized return on equity(4)	41.1%	39.4%	33.6%	22.0%
Annualized operating return on equity(5)	35.9%	35.4%	31.8%	25.0%
(1)     Income taxes on adjustments to reconcile net income to net operating earnings use a 21% effective tax rate.
(2)     Diluted operating earnings per share may not add due to rounding.
(3)    Average equity is computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(4)    Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.
(5)    Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, the change in the fair value of equity securities, net realized investment gains and losses, the change in allowance for credit losses on investments, interest expense, other expenses, other income and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three months and year ended December 31, 2023 and 2022, net income reconciles to underwriting income as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(in thousands)
Net income	$103,387	$67,249	$308,093	$159,114
Income tax expense	26,634	16,901	75,924	36,450
Income before income taxes	130,021	84,150	384,017	195,564
Net investment income	(30,382)	(17,742)	(102,335)	(51,282)
Change in fair value of equity securities	(11,481)	(9,476)	(15,277)	27,723
Net realized investment (gains) losses	(5,127)	344	(6,040)	(1,191)
Change in allowance for credit losses on investments	(12)	366	187	366
Interest expense	2,434	1,978	10,301	4,284
Other expenses (6)	(278)	200	942	721
Other income	(340)	(316)	(1,421)	(697)
Underwriting income	$84,835	$59,504	$270,374	$175,488
(6) Other expenses are corporate expenses not allocated to the Company's insurance operations.

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, February 16, 2024, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (888) 660-6493, conference ID# 3573726, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on March 15, 2024.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "believes," "seeks," "outlook," "future," "will," "would," "should," "could," "may," "can have," "prospects" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	(in thousands, except per share data)
Gross written premiums	$395,216	$295,467	$1,568,815	$1,102,092
Ceded written premiums	(88,937)	(53,397)	(304,185)	(165,282)
Net written premiums	306,279	242,070	1,264,630	936,810
Change in unearned premiums	(9,448)	(25,930)	(192,093)	(142,691)
Net earned premiums	296,831	216,140	1,072,537	794,119
Fee income	6,998	5,241	27,026	19,604
Net investment income	30,382	17,742	102,335	51,282
Change in fair value of equity securities	11,481	9,476	15,277	(27,723)
Net realized investment gains (losses)	5,127	(344)	6,040	1,191
Change in allowance for credit losses on investments	12	(366)	(187)	(366)
Other income	340	316	1,421	697
Total revenues	351,171	248,205	1,224,449	838,804

Expenses
Losses and loss adjustment expenses	158,591	113,580	600,219	457,913
Underwriting, acquisition and insurance expenses	60,403	48,297	228,970	180,322
Interest expense	2,434	1,978	10,301	4,284
Other expenses	(278)	200	942	721
Total expenses	221,150	164,055	840,432	643,240
Income before income taxes	130,021	84,150	384,017	195,564
Income tax expense	26,634	16,901	75,924	36,450
Net income	103,387	67,249	308,093	159,114

Other comprehensive income (loss)
Change in unrealized gains (losses) on available-for-sale investments, net of taxes	60,410	12,421	40,301	(153,043)
Total comprehensive income	$163,797	$79,670	$348,394	$6,071

Earnings per share:
Basic	$4.48	$2.94	$13.37	$6.97
Diluted	$4.43	$2.90	$13.22	$6.88

Weighted-average shares outstanding:
Basic	23,071	22,909	23,045	22,815
Diluted	23,320	23,208	23,307	23,125

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
	(in thousands)
Assets
Investments:
Fixed-maturity securities at fair value	$2,711,759	$1,760,100
Equity securities at fair value	234,813	152,471
Real estate investments, net	14,791	76,387
Short-term investments	5,589	41,337
Total investments	2,966,952	2,030,295

Cash and cash equivalents	126,694	156,274
Investment income due and accrued	21,689	14,451
Premiums receivable, net	143,212	105,754
Reinsurance recoverables, net	247,836	220,454
Ceded unearned premiums	52,516	42,935
Deferred policy acquisition costs, net of ceding commissions	88,395	61,594
Indefinite-lived intangible assets	3,538	3,538
Deferred income tax asset, net	55,699	56,983
Other assets	66,443	54,844
Total assets	$3,772,974	$2,747,122

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$1,692,875	$1,238,402
Unearned premiums	701,351	499,677
Payable to reinsurers	47,582	32,024
Accounts payable and accrued expenses	44,922	31,361
Debt	183,846	195,747
Other liabilities	15,566	4,462
Total liabilities	2,686,142	2,001,673

Stockholders' equity	1,086,832	745,449
Total liabilities and stockholders' equity	$3,772,974	$2,747,122